Exhibit 99.1

OSI Systems Reports Fiscal 2020 Fourth Quarter and Full Year Financial Results

  Q4 Revenues of $277 Million
  Q4 Earnings Per Diluted Share
    GAAP EPS of $0.76
    Non-GAAP EPS of $1.22 (6% year-over-year increase)
  FY 2020 Operating Cash Flow of $129 Million (8% year-over-year increase)
  Company Provides Fiscal 2021 Revenue and Non-GAAP EPS Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--August 20, 2020--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the fourth quarter and fiscal year ended June 30, 2020.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, said “We were pleased to deliver solid fourth quarter earnings and overall financial performance as we closed out the fiscal year in the midst of the COVID-19 pandemic. We continue to prioritize the safety of our workforce as we navigate challenges arising from the COVID-19 pandemic. I am confident in our ability to execute our strategic goals during these uncertain times.”

The Company reported revenues of $277.0 million for the fourth quarter of fiscal 2020, a decrease of 10% from the $308.4 million reported for the fourth quarter of fiscal 2019. Net income for the fourth quarter of fiscal 2020 was $14.0 million, or $0.76 per diluted share, compared to net income of $16.7 million, or $0.89 per diluted share, for the fourth quarter of fiscal 2019. Non-GAAP net income for the fourth quarter of fiscal 2020 was $22.5 million, or $1.22 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2019 of $21.6 million, or $1.15 per diluted share.

For the fiscal year ended June 30, 2020, revenues decreased by 1% to $1.166 billion compared to $1.182 billion in the prior fiscal year. Net income for fiscal 2020 was $75.3 million, or $4.05 per diluted share, compared to net income of $64.8 million, or $3.46 per diluted share, in the prior fiscal year. Non-GAAP net income for the fiscal year ended June 30, 2020 was $85.6 million, or $4.60 per diluted share, compared to non-GAAP net income of $80.8 million, or $4.32 per diluted share, for the 2019 fiscal year.

During the three months ended June 30, 2020, the Company's book-to-bill ratio was approximately 1.0. As of June 30, 2020, the Company's backlog was $861 million. Operating cash flow during the quarter ended June 30, 2020 was $23.6 million, and capital expenditures were $4.3 million.

Mr. Chopra stated, “We are pleased with the strong profits and adjusted operating margin expansion in the Security division despite lower than anticipated fourth quarter revenues due primarily to the impact of the pandemic on our aviation and cargo businesses. This is a testament to our proactive leadership and ability to adapt swiftly.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division ended the fiscal year with solid fourth quarter bookings and a record year-end backlog as we enter fiscal 2021. The team successfully managed operational challenges associated with COVID-19 to deliver a comparable year-over-year adjusted operating margin.”

Mr. Chopra continued, “The Healthcare division delivered a strong finish to the fiscal year with revenues increasing 15% in the fourth quarter and significant improvement in adjusted operating margin. We are very proud of the vital contributions our Healthcare team and critical care patient monitoring products are making to assist physicians and hospitals in their response to the global pandemic.”

Stock Repurchase Program

The Company’s Board of Directors has authorized the purchase of up to 2,000,000 shares of the Company's common stock, adding to the previously authorized purchase of 1,000,000 shares for a total authorization of 3,000,000 shares under its stock repurchase program. The stock repurchase program may be expanded, reduced or otherwise modified, or terminated, by the Company’s Board of Directors at any time without prior notice. There is no assurance that all or any of the shares authorized for repurchase under the program will be repurchased by the Company.

Fiscal Year 2021 Outlook

For fiscal year 2021, the Company anticipates revenues in the range of $1.09 billion to $1.14 billion and non-GAAP earnings per diluted share in the range of $4.50 to $5.05. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” and other factors, including uncertainties as to the duration and scope of the COVID-19 pandemic.

The Company’s fiscal 2021 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and fiscal years ended June 30, 2019 and 2020 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the fourth quarter and fiscal year ended June 30, 2020. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until September 2, 2020. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '1972542’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2021. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations many of which risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2020	2019	2020
Net revenues:
Products	$224,052	$203,688	$856,712	$850,478
Services	84,325	73,279	325,403	315,566
Total net revenues	308,377	276,967	1,182,115	1,166,044
Cost of goods sold:
Products	149,232	139,222	572,673	575,342
Services	46,124	36,197	178,848	170,063
Total cost of goods sold	195,356	175,419	751,521	745,405
Gross profit	113,021	101,548	430,594	420,639
Operating expenses:
Selling, general and administrative	66,402	60,306	262,484	251,961
Research and development	16,256	12,823	56,509	57,308
Impairment, restructuring and other charges, net	2,673	4,963	3,827	6,483
Total operating expenses	85,331	78,092	322,820	315,752
Income from operations	27,690	23,456	107,774	104,887
Interest and other expense, net	(5,063)	(4,479)	(21,610)	(18,765)
Income before income taxes	22,627	18,977	86,164	86,122
Provision for income taxes	(5,966)	(5,012)	(21,368)	(10,870)
Net income	$16,661	$13,965	$64,796	$75,252

Diluted earnings per share	$0.89	$0.76	$3.46	$4.05
Weighted average shares outstanding – diluted	18,808	18,328	18,720	18,600
UNAUDITED SEGMENT INFORMATION (in thousands)
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2020	2019	2020
Revenues – by Segment:
Security division	$195,420	$163,566	$747,550	$742,043
Healthcare division	49,780	57,460	188,477	185,322
Optoelectronics and Manufacturing division (including intersegment revenues)	74,730	67,144	288,630	283,828
Intersegment revenues eliminations	(11,553)	(11,203)	(42,542)	(45,149)
Total	$308,377	$276,967	$1,182,115	$1,166,044

Operating income (loss) – by Segment:
Security division	$23,370	$16,658	$97,426	$90,063
Healthcare division	6,525	9,973	12,277	15,766
Optoelectronics and Manufacturing division	7,307	5,470	29,519	30,566
Corporate	(9,333)	(8,052)	(30,598)	(31,630)
Intersegment eliminations	(179)	(593)	(850)	122
Total	$27,690	$23,456	$107,774	$104,887

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2019	June 30, 2020
Assets

Cash and cash equivalents	$96,316	$76,102
Accounts receivable, net	238,440	269,840
Inventories	273,711	241,226
Other current assets	32,432	30,541
Total current assets	640,899	617,709
Property and equipment, net	127,385	127,936
Goodwill	307,108	310,627
Intangible assets, net	132,954	128,279
Other non-current assets	56,518	83,990
Total Assets	$1,264,864	$1,268,541

Liabilities and Stockholders' Equity

Bank lines of credit	$88,000	$59,000
Current portion of long-term debt	804	926
Accounts payable and accrued expenses	169,718	154,487
Other current liabilities	123,486	115,688
Total current liabilities	382,008	330,101
Long-term debt	257,752	267,072
Other long-term liabilities	73,377	99,216
Total liabilities	713,137	696,389
Total stockholders’ equity	551,727	572,152
Total Liabilities and Stockholders’ Equity	$1,264,864	$1,268,541

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended June 30,				Fiscal Year Ended June 30,
	2019		2020		2019		2020
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$16,661	$0.89	$13,965	$0.76	$64,796	$3.46	$75,252	$4.05
Impairment, restructuring and other charges	2,673	0.14	4,963	0.27	3,827	0.20	6,483	0.35
Amortization of acquired intangible assets[1]	3,763	0.20	5,550	0.30	15,775	0.84	16,351	0.88
Non-cash interest expense	1,999	0.11	2,157	0.12	7,850	0.42	8,751	0.47
Tax effect of above adjustments	(2,566)	(0.14)	(3,582)	(0.20)	(7,934)	(0.41)	(8,623)	(0.47)
Discrete tax items	(916)	(0.05)	(603)	(0.03)	(3,533)	(0.19)	(12,640)	(0.68)
Non-GAAP basis	$21,614	$1.15	$22,450	$1.22	$80,781	$4.32	$85,574	$4.60

1 Amortization is based in part on the preliminary fair value of the acquired intangibles and is subject to change as purchase accounting is finalized.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended June 30, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$23,370	12.0%	$6,525	13.1%	$7,307	9.8%	$(9,512)	$27,690	9.0%
Impairment, restructuring and other charges, net	132	0.1%	21	-	638	0.9%	1,882	2,673	0.9%
Amortization of acquired intangible assets	2,832	1.4%	-	-	931	1.2%	-	3,763	1.2%
Non-GAAP basis– operating income (loss)	$26,334	13.5%	$6,546	13.1%	$8,876	11.9%	$(7,630)	$34,126	11.1%

Three Months Ended June 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$16,658	10.2%	$9,973	17.4%	$5,470	8.1%	$(8,645)	$23,456	8.5%
Impairment, restructuring and other charges, net	4,618	2.8%	-	-	340	0.5%	5	4,963	1.8%
Amortization of acquired intangible assets	4,142	2.5%	-	-	1,408	2.2%	-	5,550	2.0%
Non-GAAP basis– operating income (loss)	$25,418	15.5%	$9,973	17.4%	$7,218	10.8%	$(8,640)	$33,969	12.3%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Fiscal Year Ended June 30, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$97,426	13.0%	$12,277	6.5%	$29,519	10.2%	$(31,448)	$107,774	9.1%
Impairment, restructuring and other charges, net	132	-	3,547	1.9%	1,058	0.4%	(910)	3,827	0.3%
Amortization of acquired intangible assets	11,597	1.6%	-	-	4,178	1.4%	-	15,775	1.4%
Non-GAAP basis– operating income (loss)	$109,155	14.6%	$15,824	8.4%	$34,755	12.0%	$(32,358)	$127,376	10.8%

Fiscal Year Ended June 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$90,063	12.1%	$15,766	8.5%	$30,566	10.8%	$(31,508)	$104,887	9.0%
Impairment, restructuring and other charges, net	5,489	0.7%	3,724	2.0%	658	0.2%	(3,388)	6,483	0.6%
Amortization of acquired intangible assets	12,533	1.8%	-	-	3,819	1.3%	-	16,352	1.4%
Non-GAAP basis– operating income (loss)	$108,085	14.6%	$19,490	10.5%	$35,043	12.3%	$(34,896)	$127,722	11.0%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com